CERTIFICATE OF MERGER
                                     MERGING
                                  JERICAP, INC.
                                      INTO
                             GRAFF PAY-PER-VIEW INC.


         Graff Pay-Per-View Inc., a corporation organized and existing under and by the virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:
         FIRST: The name and states of incorporation of each of the constituent corporations are as follows:
                                  Jericap, Inc.
                             a New York corporation

                                       and

                             Graff Pay-Per-View Inc.
                             a Delaware corporation

         SECOND: An Agreement and Plan of Merger dated as of May 7, 1992 has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 25(c) of the Delaware General Corporation Law.
         THIRD: Graff Pay-Per-View Inc. shall be the surviving corporation and its name shall be unchanged.
         FOURTH: The Certificate of Incorporation of Graff Pay-Per-View Inc. shall be the Certificate of Incorporation for the surviving corporation.
         FIFTH: A copy of the executed Agreement and Plan of Merger is on file at the principal place of business of Graff Pay-Per-View Inc., 532 Broadway, New York, New York 10012.
         SIXTH: A copy of the Agreement and Plan of Merger will be furnished by Graff Pay-Per-View Inc. on request and without cost to any stockholder of any constituent corporation.
         SEVENTH: The authorized capital stock of Jericap, Inc. is 120,000,000 shares of Common Stock, par value $.001.
         IN WITNESS WHEREOF, Graff Pay-Per-View Inc. has caused this Certificate to be signed by Mark Graff, its President, and attested by Leland
H. Nolan, its Secretary, on this 13th day of May, 1992.

ATTEST                                      GRAFF PAY-PER-VIEW INC.




/s/ Leland H. Nolan                         By: /s/  Mark Graff
Leland H. Nolan                                 Mark Graff, President